Exhibit 99.2

QUARTERLY SUPPLEMENTAL FIRST QUARTER 2023

3 COMPANY OVERVIEW
Company Information 3

6 FINANCIAL INFORMATION
Reconciliation of Net Income to Funds from Operations 6
Debt Summary 7
Debt Maturities and Debt Metrics 8

9 PORTFOLIO INFORMATION
Lease and Loan Maturity Schedule 9
Total Assets and Revenues by Asset Type, Operator, State and Country 10
Rent Coverage 13
Summary of Investments and Development Projects 15

16 FINANCIAL STATEMENTS
Consolidated Statements of Income 16
Consolidated Balance Sheets 17
Investments in Unconsolidated Real Estate Joint Ventures 18
Investments in Unconsolidated Operating Entities 19

Appendix - Non-GAAP Reconciliations 20-21

FORWARD-LOOKING STATEMENTS

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: Normalized FFO per share; expected payout ratio; the amount of acquisitions of healthcare real estate, if any; Net Debt to EBITDAre; portfolio diversification; capital markets conditions; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the payment of future dividends, if any; completion of additional debt arrangements and additional investments; national and international economic, business, regulatory, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company's business plan; financing risks; the Company's ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; potential impact from health crises (like COVID-19) and the risks and uncertainties of litigation, including our lawsuit against Viceroy Research and its principals, and other events beyond the control of our tenants/borrowers and the related impact to us; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and as updated by the Company's subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this report.

Certain information in the supplemental package may be shown adjusted for transactions completed subsequent to period end and the consummation of pending transactions, including the expected sale of three Connecticut hospitals currently leased to Prospect, the expected purchase of Steward's Utah operations by CommonSpirit Health, the expected sale of our Australia portfolio, and the expected repurchase of three hospitals by Prime. The adjustments are based upon available information and assumptions that we believe are reasonable. There is no assurance that any pending transactions will occur.

On the cover and below: Jordan Valley Medical Center in West Jordan, Utah – expected to be occupied beginning in May 2023 by CommonSpirit Health, the largest Catholic health system in the United States.


Jordan Valley Medical Center
A STEWARD FAMILY HOSPITAL
INPATIENT ENTRANCE

COMPANY OVERVIEW M edical Properties Trust, Inc. is a self-advised MPT’s financing model facilitates acquisitions real estate investment trust formed in 2003 and recapitalizations and allows operators to acquire and develop net-leased hospital facilities. of hospitals to unlock the value of their real From its inception in Birmingham, Alabama, the estate assets to fund facility improvements, Company has grown to become one of the world’s technology upgrades and other investments largest owners of hospital real estate. in operations. of March 31, 2023. 444 54 ~45,000 31 10 properties operators beds U.S. states countries MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2023 3

MPT Officers Edward K. Aldag, Jr. Chairman, President and Chief Executive Officer R. Steven Hamner Executive Vice President and Chief Financial Officer Emmett E. McLean Executive Vice President, Chief Operating Officer and Secretary J. Kevin Hanna Senior Vice President, Controller and Chief Accounting Officer Rosa H. Hooper Senior Vice President of Operations & Assistant Secretary Larry H. Portal Senior Vice President, Senior Advisor to the CEO (not pictured) Charles R. Lambert Vice President, Treasurer and Managing Director of Capital Markets R. Lucas Savage Vice President, Head of Global Acquisitions From the Left: Charles R. Lambert, Emmett E. McLean, R. Lucas Savage, Edward K. Aldag, Jr., R. Steven Hamner, Rosa H. Hooper and J. Kevin Hanna (not pictured: Larry H. Portal). Board of Directors Corporate Headquarters Edward K. Aldag, Jr. G. Steven Dawson Medical Properties Trust, Inc. R. Steven Hamner 1000 Urban Center Drive, Suite 501 Caterina A. Mozingo Birmingham, AL 35242 Emily W. Murphy Elizabeth N. Pitman (205) 969-3755 D. Paul Sparks, Jr. (205) 969-3756 (fax) Michael G. Stewart www.medicalpropertiestrust.com C. Reynolds Thompson, III MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2023 4

INVESTOR RELATIONS

Drew Babin

Senior Managing Director of Corporate Communications
(646) 884-9809 dbabin@medicalpropertiestrust.com

Tim Berryman

Managing Director of Investor Relations
(205) 397-8589 tberryman@medicalpropertiestrust.com

Transfer Agent

American Stock Transfer
and Trust Company

6201 15th Avenue
Brooklyn, NY 11219

Stock Exchange Listing and Trading Symbol

New York Stock Exchange
(NYSE): MPW

MPW LISTED NYSE

Senior Unsecured Debt Ratings

Moody's: Ba1
Standard & Poor's: BB+



HT
GenesisCare

GenesisCare Campo de Gibraltar - Algeciras, Cádiz, Spain.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2023 5

FINANCIAL INFORMATION

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS

(Unaudited)

(Amounts in thousands, except per share data)

	For the Three Months Ended	
	March 31, 2023	March 31, 2022
FFO INFORMATION:		
Net income attributable to MPT common stockholders	$ 32,794	$ 631,681
Participating securities' share in earnings	(515)	(402)
Net income, less participating securities' share in earnings	$ 32,279	$ 631,279
Depreciation and amortization	101,960	99,459
Gain on sale of real estate	(62)	(451,638)
Real estate impairment charges	52,104	-
Funds from operations	$ 186,281	$ 279,100
Write-off (recovery) of unbilled rent and other	39,626	(2,271)
Other impairment charges	-	4,875
Litigation and other	7,726	-
Non-cash fair value adjustments	(4,121)	(8,023)
Tax rate changes and other	(7,305)	-
Debt refinancing and unutilized financing costs	-	8,816
Normalized funds from operations	$ 222,207	$ 282,497
Share-based compensation	11,829	11,804
Debt costs amortization	5,121	5,613
Rent deferral, net	2,413	(3,716)
Straight-line rent revenue and other	(62,589)	(77,333)
Adjusted funds from operations	$ 178,981	$ 218,865
PER DILUTED SHARE DATA:		
Net income, less participating securities' share in earnings	$ 0.05	$ 1.05
Depreciation and amortization	0.17	0.17
Gain on sale of real estate	-	(0.75)
Real estate impairment charges	0.09	-
Funds from operations	$ 0.31	$ 0.47
Write-off (recovery) of unbilled rent and other	0.07	-
Other impairment charges	-	-
Litigation and other	0.01	-
Non-cash fair value adjustments	(0.01)	(0.01)
Tax rate changes and other	(0.01)	-
Debt refinancing and unutilized financing costs	-	0.01
Normalized funds from operations	$ 0.37	$ 0.47
Share-based compensation	0.02	0.02
Debt costs amortization	0.01	0.01
Rent deferral, net	-	(0.01)
Straight-line rent revenue and other	(0.10)	(0.12)
Adjusted funds from operations	$ 0.30	$ 0.37

Notes:

(A) Certain line items above (such as depreciation and amortization) include our share of such income/expense from unconsolidated joint ventures. These amounts are included with all activity of our equity interests in the "Earnings from equity interests" line on the consolidated statements of income.

(B) Investors and analysts following the real estate industry utilize funds from operations ("FFO") as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or Nareit, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization, including amortization related to in-place lease intangibles, and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the Nareit definition, we disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs (if any not paid by our tenants) to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our results of operations or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) straight-line rent, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based more on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our infrastructure-type assets generally require longer term leases with annual contractual escalations of base rents, resulting in the recognition of a significant amount of rental income that is not billable/collected until future periods. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2023

6

FINANCIAL INFORMATION

(As of March 31, 2023)
($ amounts in thousands)

DEBT SUMMARY

Debt Instrument	Rate Type	Rate		Balance
2026 Credit Facility Revolver[A]	Variable	4.115% - 6.409%	$	1,031,037
2027 Term Loan	Variable	6.607%		200,000
2.550% Notes Due 2023 (£400M)[A]	Fixed	2.550%		493,480
2024 AUD Term Loan (A$1.2B)[A]	Fixed[B]	2.850%		802,200
2024 GBP Term Loan (£105M)[A]	Fixed	5.250%		129,353
3.325% Notes Due 2025 (€500M)[A]	Fixed	3.325%		541,950
2025 GBP Term Loan (£700M)[A]	Fixed[C]	2.349%		863,590
0.993% Notes Due 2026 (€500M)[A]	Fixed	0.993%		541,950
5.250% Notes Due 2026	Fixed	5.250%		500,000
2.500% Notes Due 2026 (£500M)[A]	Fixed	2.500%		616,850
5.000% Notes Due 2027	Fixed	5.000%		1,400,000
3.692% Notes Due 2028 (£600M)[A]	Fixed	3.692%		740,220
4.625% Notes Due 2029	Fixed	4.625%		900,000
3.375% Notes Due 2030 (£350M)[A]	Fixed	3.375%		431,795
3.500% Notes Due 2031	Fixed	3.500%		1,300,000
			$	10,492,425
Debt issuance costs and discount				(54,274)
	Weighted average rate	3.796%	$	10,438,151

RATE TYPE AS PERCENTAGE OF TOTAL DEBT


Variable
12%
Fixed
88%

(A) Non-USD denominated debt converted to U.S. dollars at March 31, 2023.
(B) We entered into an interest rate swap transaction, effective July 3, 2019, to fix the benchmark variable interest rate of the loan. On March 10, 2023, the rate increased to 2.850%.
(C) We entered into an interest rate swap transaction, effective March 6, 2020, to fix the benchmark variable interest rate of the loan. On March 10, 2023, the rate increased to 2.349%.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2023

7

FINANCIAL INFORMATION (As of March 31, 2023) ($ amounts in thousands) DEBT MATURITIES Senior Unsecured Year Term Loans/Revolver Total Debt % of Total Notes 2023 $ 493,480 $ —$ 493,480 4.7% 2024 — 931,553 931,553 8.9% 2025 541,950 863,590 1,405,540 13.4% 2026 1,658,800 1,031,037 2,689,837 25.6% 2027 1,400,000 200,000 1,600,000 15.2% 2028 740,220 — 740,220 7.1% 2029 900,000 — 900,000 8.6% 2030 431,795 — 431,795 4.1% 2031 1,300,000 — 1,300,000 12.4% Totals $ 7,466,245 $ 3,026,180 $ 10,492,425 100.0% DEBT BY LOCAL CURRENCY Senior Unsecured Term Loans/Revolver Total Debt % of Total Notes United States $ 4,100,000 $ 810,000 $ 4,910,000 46.8% United Kingdom 2,282,345 1,139,753 3,422,098 32.6% Australia — 802,200 802,200 7.7% Europe 1,083,900 274,227 1,358,127 12.9% Totals $ 7,466,245 $ 3,026,180 $ 10,492,425 100.0% DEBT METRICS For the Three Months Ended March 31, 2023 Adjusted Net Debt to Annualized EBITDAre Ratios: Adjusted Net Debt $ 9,772,836 Adjusted Annualized EBITDAre 1,350,508 Adjusted Net Debt to Annualized EBITDAre Ratio 7.2x Transaction Adjusted Net Debt $ 8,365,636 Transaction Adjusted Annualized EBITDAre 1,283,788 Transaction Adjusted Net Debt to Annualized EBITDAre Ratio 6.5x Leverage Ratio: Unsecured Debt $ 10,363,072 Secured Debt 129,353 Total Debt $ 10,492,425 Total Gross Assets 20,857,856 Financial Leverage 50.3% Interest Coverage Ratios: Interest Expense $ 97,654 Capitalized Interest 2,914 Debt Costs Amortization (4,014) Total Interest $ 96,554 EBITDAre 282,567 Interest Coverage Ratio 2.9x Adjusted EBITDAre $ 337,627 Adjusted Interest Coverage Ratio 3.5x See appendix for reconciliation from net income to Adjusted EBITDAre and Transaction Adjusted EBITDAre and Transaction Adjusted Net Debt. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2023 8

PORTFOLIO INFORMATION LEASE AND LOAN MATURITY SCHEDULE (A) ($ amounts in thousands) (B) (C) (D) Percentage of Total Years of Maturities Total Properties Base Rent/Interest Base Rent/Interest 2023 (E) 14 $ 59,616 4.3% 2024 2 4,523 0.3% 2025 7 19,837 1.4% 2026 4 2,490 0.2% 2027 1 3,476 0.3% 2028 4 5,998 0.4% 2029 5 12,391 0.9% 2030 11 6,454 0.5% 2031 4 4,746 0.3% 2032 41 68,373 5.0% Thereafter 339 1,183,966 86.4% 432 $ 1,371,870 100.0% Percentage of total base rent/interest 100% 90% 86.4% 80% 70% 60% 50% 40% 30% 20% 10% 4.3% 5.0% 0.3% 1.4% 0.2% 0.3% 0.4% 0.9% 0.5% 0.3% 0% (A) Schedule includes leases and mortgage loans. (B) Lease/Loan expiration is based on the fixed term of the lease/loan and does not factor in potential renewal or other options provided for in our agreements. (C) Reflects all properties, including those that are part of joint ventures, except vacant properties (representing less than 0.3% of total assets), and seven facilities that are under development. (D) Represents contractual base rent/interest income on an annualized basis as of period end (including foreign currency exchange rates) but does not include tenant recoveries, additional rents and other lease-related adjustments to revenue (i.e., straight-line rents and deferred revenues). (E) Properties classified as held for sale are shown to mature in current year, including 11 facilities currently leased to Healthscope and three facilities currently leased to Prime. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2023 9

PORTFOLIO INFORMATION

TOTAL ASSETS AND REVENUES BY ASSET TYPE

(March 31, 2023)

($ amounts in thousands)

Asset Types	Properties	Total Assets[A]	Percentage of Total Assets	Q1 2023 Revenues[B]	Percentage of Q1 2023 Revenues
General Acute Care Hospitals	202	$ 13,468,942	68.5%	$ 253,036	72.3%
Behavioral Health Facilities	67	2,548,619	13.0%	53,658	15.3%
Inpatient Rehabilitation Facilities	112	1,411,158	7.2%	29,046	8.3%
Long-Term Acute Care Hospitals	20	276,740	1.4%	8,251	2.4%
Freestanding ER/Urgent Care Facilities	43	235,306	1.2%	6,220	1.7%
Other	-	1,709,392	8.7%	-	-
Total	444	$ 19,650,157	100.0%	$ 350,211	100.0%


TOTAL ASSETS BY ASSET TYPE
69%
13%
7%
1%
1%
9%
General Acute Care Hospitals
Behavioral Health Facilities
Inpatient Rehabilitation Facilities
Long-Term Acute Care Hospitals
Freestanding ER/Urgent Care Facilities
Other
TOTAL REVENUES BY ASSET TYPE
72%
15%
8%
3%
2%


DOMESTIC ASSETS BY ASSET TYPE
73%
8%
6%
2%
2%
9%
General Acute Care Hospitals
Behavioral Health Facilities
Inpatient Rehabilitation Facilities
Long-Term Acute Care Hospitals
Freestanding ER/Urgent Care Facilities
Other
DOMESTIC REVENUES BY ASSET TYPE
74%
10%
9%
4%
3%

(A) Agrees to total assets on our consolidated balance sheets.
(B) Reflects actual revenues on our consolidated statements of income.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2023

10

PORTFOLIO INFORMATION

TOTAL ASSETS - LARGEST INDIVIDUAL FACILITY

(March 31, 2023)

Operators	Largest Individual Facility as a Percentage of Total Assets(A)
Steward Health Care	2.6%
Prospect Medical Holdings	1.2%
Circle Health	1.0%
Priory Group	0.6%
Springstone	0.4%
49 operators	1.3%
Largest Individual Facility Investment is Less Than 3% of MPT Investment Portfolio	

COMPREHENSIVE PROPERTY-LEVEL UNDERWRITING FRAMEWORK

MPT invests in real estate, not the consolidated financial performance of its tenants. Each facility is underwritten for characteristics that make the infrastructure attractive to any experienced, competent operator - not just the current tenant. If we have underwritten these correctly, then coupled with our absolute net master lease structure, our real estate will be attractive to a replacement operator, in the rare event we must transition. Such underwriting characteristics include:

Physical Quality

Competition

Demographics and Market

Financial

TOTAL ASSETS AND REVENUES BY OPERATOR

(March 31, 2023)

($ amounts in thousands)

Operators(C)	Properties	Total Assets(A)	Percentage of Total Assets	Q1 2023 Revenues(B)	Percentage of Q1 2023 Revenues
Steward Health Care	41				
Florida market		$ 1,319,878	6.7%	$ 26,181	7.5%
Utah market		1,186,838	6.0%	34,601	9.9%
Texas/Arkansas/Louisiana market		1,119,380	5.7%	23,452	6.7%
Massachusetts market		758,718	3.9%	6,649	1.9%
Arizona market		296,550	1.5%	8,905	2.5%
Ohio/Pennsylvania market		119,230	0.6%	3,706	1.1%
Circle Health	36	2,092,822	10.7%	47,415	13.5%
Prospect Medical Holdings	14	1,533,412	7.8%	-	0.0%
Priory Group	32	1,310,968	6.7%	24,740	7.1%
Springstone	19	796,248	4.0%	20,167	5.8%
Healthscope	11	781,585	4.0%	15,237	4.4%
Swiss Medical Network	17	763,711	3.9%	1,196	0.3%
Ernest Health, Inc.	29	608,301	3.1%	16,170	4.6%
MEDIAN	78	592,249	3.0%	6,533	1.9%
Prime Healthcare	12	570,537	2.9%	19,038	5.4%
44 operators	155	4,090,338	20.8%	96,221	27.4%
Other	-	1,709,392	8.7%	-	-
Total	**444**	**$ 19,650,157**	**100.0%**	**$ 350,211**	**100.0%**

(A) Agrees to total assets on our consolidated balance sheets.
(B) Reflects actual revenues on our consolidated statements of income.
(C) On an adjusted gross asset basis comparable to our presentation in the Supplemental Update for the fourth quarter of 2022, and after adjusting for the expected sale of 11 Australia properties currently leased to Healthscope, the expected sale of three Connecticut hospitals currently leased to Prospect, the expected purchase of Steward's Utah operations by CommonSpirit Health, and the expected repurchase of three hospitals by Prime, the concentration for Steward, Circle, Prospect, Priory, and Springstone would be 20.8%, 11.0%, 5.8%, 6.6%, and 4.0%, respectively, at March 31, 2023.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2023 11

PORTFOLIO INFORMATION

TOTAL ASSETS AND REVENUES BY U.S. STATE AND COUNTRY

(March 31, 2023)

($ amounts in thousands)

U.S. States and Other Countries	Properties	Total Assets[(A)]	Percentage of Total Assets	Q1 2023 Revenues[(B)]	Percentage of Q1 2023 Revenues
Texas	52	$ 2,008,146	10.2%	$ 44,116	12.6%
California	20	1,502,060	7.7%	19,495	5.6%
Florida	9	1,319,878	6.7%	26,182	7.5%
Utah	7	1,218,883	6.2%	35,641	10.2%
Massachusetts	10	763,555	3.9%	6,816	1.8%
26 Other States	122	4,035,762	20.5%	99,137	28.4%
Other	-	1,087,136	5.5%	-	-
United States	**220**	**$ 11,935,420**	**60.7%**	**$ 231,387**	**66.1%**
United Kingdom	87	$ 4,145,170	21.1%	$ 84,206	24.0%
Australia	11	781,585	4.0%	15,237	4.4%
Switzerland	17	763,711	3.9%	1,196	0.3%
Germany	82	666,930	3.4%	8,551	2.4%
Spain	9	226,800	1.1%	2,040	0.6%
Other Countries	18	508,285	2.6%	7,594	2.2%
Other	-	622,256	3.2%	-	-
International	**224**	**$ 7,714,737**	**39.3%**	**$ 118,824**	**33.9%**
Total	444	$ 19,650,157	100.0%	$ 350,211	100.0%

(A) Agrees to total assets on our consolidated balance sheets.

(B) Reflects actual revenues on our consolidated statements of income.

TOTAL ASSETS BY COUNTRY



1%
3%
3%
3%
4%
4%
21%
61%
United States
United Kingdom
Australia
Switzerland
Germany
Spain
Other Countries
Other

TOTAL REVENUES BY COUNTRY



1%
2%
1%
2%
4%
24%
66%

ASSETS BY U.S. STATE



5%
10%
8%
7%
6%
4%
21%
Texas
California
Florida
Utah
Massachusetts
26 Other States
Other

REVENUES BY U.S. STATE



13%
6%
7%
10%
2%
28%

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2023

12

PORTFOLIO INFORMATION TOTAL PORTFOLIO TTM EBITDARM(A)(B) RENT COVERAGE INCLUSIVE OF ALL CARES ACT GRANTS YOY AND SEQUENTIAL QUARTER COMPARISONS BY PROPERTY TYPE Notes: All data presented is on a trailing twelve month basis. For properties acquired in the preceding twelve months, data is for the period between MPT acquisition and December 31, 2022. (A) EBITDARM is facility-level earnings before interest, taxes, depreciation, amortization, rent and management fees. EBITDARM includes normal GAAP expensed maintenance and repair costs. EBITDARM does not give effect for capitalized expenditures that extend the life or improve the facility and equipment in a way to drive more future revenues. The majority of these types of capital expenditures are financed and do not have an immediate cash impact. MPT’s rent is not subordinate to capitalized expenses. In addition, EBITDARM does not represent property net income or cash flows from operations and should not be considered an alternative to those indicators. EBITDARM figures utilized in calculating coverages presented are based on financial information provided by MPT’s tenants. MPT has not independently verified this information, but has no reason to believe this information is inaccurate in any material respect. TTM Coverages are calculated based on actual, unadjusted EBITDARM results as presented in tenant financial reporting and cash rent paid to MPT, except as noted below. —Total CARES Act Grants received by tenants during the period between March 2020 and June 2021 have been spread evenly by quarter from Q2 2020 through Q2 2021. Any additional grants received after June 2021 are included in the quarter that they were recorded by the tenant. (B) General Acute Care coverages and Total Portfolio coverages do not include Pipeline Health facilities as Pipeline Health filed Chapter 11 bankruptcy in October 2022, do not include Healthscope facilities due to pending sale, and do not include Prospect Medical Holdings due to restructuring. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2023 13

PORTFOLIO INFORMATION

TOTAL PORTFOLIO TTM EBITDARM RENT COVERAGE INCLUSIVE OF ALL CARES ACT GRANTS

EBITDARM RENT COVERAGE: OPERATORS WITH PROPERTY-LEVEL REPORTING

Tenant		Net Investment (in thousands)[A]	Primary Property Type	TTM EBITDARM Rent Coverage
Steward Health Care	$	3,530,257	General Acute	2.6x
Priory Group		850,574	Behavioral	2.2x
Prospect Medical Holdings[B]		663,256	General Acute	1.0x
MEDIAN		592,249	IRF	1.6x
Prime Healthcare		570,537	General Acute	3.0x
Ernest Health		544,629	IRF/LTACH	2.4x
Vibra Healthcare		244,682	IRF/LTACH	2.1x
Aspris Children's Services		240,032	Behavioral	2.3x
Surgery Partners		162,785	General Acute	7.3x
Ardent Health Services		87,909	General Acute	6.6x
Other Reporting Tenants		632,396	Various	2.7x
Total	**$**	**8,119,306**		**2.5x**

Tenant		Net Investment (in thousands)[A]	Primary Property Type	TTM EBITDARM Rent Coverage
International Operator 1	$	2,042,134	General Acute	2.2x
Domestic Operator 1		512,331	General Acute	1.1x
Domestic Operator 2		390,833	General Acute/LTACH	1.0x
Domestic Operator 3		777,006	Behavioral	1.4x
Total	**$**	**3,722,304**		**1.7x**

PROPERTY-LEVEL REPORTING NOT REQUIRED AND/OR NOT AVAILABLE

Tenant		Net Investment (in thousands)[A]	Primary Property Type	Comments
Swiss Medical Network	$	527,665	General Acute	Second largest group of private hospitals in Switzerland
Ramsay Health Care UK		397,850	General Acute	One of largest health care operators in the world; Parent guaranty; Investment grade-rated
Pihlajalinna		220,581	General Acute	Finland's leading provider of social and health services
Saint Luke's - Kansas City		130,123	General Acute	Investment grade-rated
NHS		87,483	General Acute	Single-payor government entity in UK
Dignity Health		44,299	General Acute	Part of CommonSpirit Health; Parent guaranty; Investment grade-rated
CUF		30,120	General Acute	Largest private hospital system in Portugal with 20 facilities and 75+ year operating history
NeuroPsychiatric Hospitals		27,246	Behavioral	Parent guaranty
Community Health Systems		26,895	General Acute	U.S. hospital operator with substantial operating history
Other Tenants		24,994	General Acute	N/A
Total	**$**	**1,517,256**		

Above data represents approximately 88% of MPT Total Real Estate Investment[C]

Notes: All data presented is on a trailing twelve month basis. For properties acquired in the preceding twelve months, data is for the period between MPT acquisition and December 31, 2022.
(A) Investment figures exclude equity investments, non-real estate loans, freestanding ER/urgent care facilities, and facilities under development.
(B) Prospect Medical Holdings coverage includes California facilities only.
(C) Healthscope and Prospect Connecticut are excluded due to pending sale.

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PORTFOLIO INFORMATION

SUMMARY OF INVESTMENTS

(For the three months ended March 31, 2023)

(Amounts in thousands)

Operator	Location	Investment[A]		Commencement Date
PHP Holdings	California	$	50,000	Q1 2023
Capital Additions, Development and Other Funding for Existing Tenants[B]	Various		47,441	Various
		$	97,441	

SUMMARY OF CURRENT DEVELOPMENT PROJECTS AS OF MARCH 31, 2023

(Amounts in thousands)

Operator	Location	Commitment		Costs Incurred as of March 31, 2023		Estimated Commencement Date
Ernest Health	California	$	47,700	$	46,372	Q2 2023
IMED Hospitales	Spain		51,043		13,323	Q2 2023
Ernest Health	South Carolina		22,400		14,469	Q3 2023
IMED Hospitales	Spain		45,976		37,568	Q3 2023
Springstone	Texas		31,600		4,099	Q1 2024
IMED Hospitales	Spain		37,193		9,170	Q3 2024
Steward Health Care	Texas		169,408		57,059	Q1 2026
		$	405,320	$	182,060	

(A) Excludes transaction costs, such as real estate transfer and other taxes. Amount assumes exchange rate as of the investment date.

(B) Reflects normal capital additions that extend the life or improve existing facilities on which we receive a return equal to the lease rate for the respective facility. This includes over 10 facilities and 6 different operators.

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FINANCIAL STATEMENTS CONSOLIDATED STATEMENTS OF INCOME (Unaudited) (Amounts in thousands, except per share data) For the Three Months Ended March 31, 2023 March 31, 2022 REVENUES Rent billed $ 248,157 $ 263,402 Straight-line rent 56,693 61,044 Income from financing leases 13,195 51,776 Interest and other income 32,166 33,578 Total revenues 350,211 409,800 EXPENSES Interest 97,654 91,183 Real estate depreciation and amortization 83,860 85,316 Property-related(A) 7,110 8,598 General and administrative 41,724 41,424 Total expenses 230,348 226,521 OTHER (EXPENSE) INCOME Gain on sale of real estate 62 451,638 Real estate and other impairment charges (89,538) (4,875) Earnings from equity interests 11,352 7,338 Debt refinancing and unutilized financing costs — (8,816) Other (including fair value adjustments on securities) (5,166) 14,762 Total other (expense) income (83,290) 460,047 Income before income tax 36,573 643,326 Income tax expense (3,543) (11,379) Net income 33,030 631,947 Net income attributable to non-controlling interests (236) (266) Net income attributable to MPT common stockholders $ 32,794 $ 631,681 EARNINGS PER COMMON SHARE—BASIC AND DILUTED Net income attributable to MPT common stockholders $ 0 .05 $ 1 .05 WEIGHTED AVERAGE SHARES OUTSTANDING—BASIC 598,302 598,676 WEIGHTED AVERAGE SHARES OUTSTANDING—DILUTED 598,310 598,932 $ -DIVIDENDS DECLARED PER COMMON SHARE $ 0 .29 $ 0 .29 (A) Includes $4.2 million and $6.3 million of ground lease and other expenses (such as property taxes and insurance) paid directly by us and reimbursed by our tenants for the three months ended March 31, 2023 and 2022, respectively. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2023 16

FINANCIAL STATEMENTS CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except per share data) March 31, 2023 December 31, 2022 (Unaudited) (A) ASSETS Real estate assets Land, buildings and improvements, intangible lease assets, and other $ 13,092,510 $ 13,862,415 Investment in financing leases 1,582,416 1,691,323 Real estate held for sale 881,587 -Mortgage loans 346,446 364,101 Gross investment in real estate assets 15,902,959 15,917,839 Accumulated depreciation and amortization (1,207,699) (1,193,312) Net investment in real estate assets 14,695,260 14,724,527 Cash and cash equivalents 302,321 235,668 Interest and rent receivables, net 169,511 167,035 Straight-line rent receivables 810,911 787,166 Investments in unconsolidated real estate joint ventures 1,506,474 1,497,903 Investments in unconsolidated operating entities 1,310,460 1,444,872 Other loans 276,367 227,839 Other assets 578,853 572,990 Total Assets $ 19,650,157 $ 19,658,000 LIABILITIES AND EQUITY Liabilities Debt, net $ 10,438,151 $ 10,268,412 Accounts payable and accrued expenses 595,269 621,324 Deferred revenue 29,391 27,727 Obligations to tenants and other lease liabilities 144,092 146,130 Total Liabilities 11,206,903 11,063,593 Equity Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding —Common stock, $0.001 par value. Authorized 750,000 shares; issued and outstanding —598,302 shares at March 31, 2023 and 597,476 shares at December 31, 2022 598 597 Additional paid-in capital 8,541,414 8,535,140 Retained (deficit) earnings (25,413) 116,285 Accumulated other comprehensive loss (74,919) (59,184) Total Medical Properties Trust, Inc. Stockholders’ Equity 8,441,680 8,592,838 Non-controlling interests 1,574 1,569 Total Equity 8,443,254 8,594,407 Total Liabilities and Equity $ 19,650,157 $ 19,658,000 (A) Financials have been derived from the prior year audited financial statements. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2023 17

FINANCIAL STATEMENTS

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE JOINT VENTURES

(As of and for the three months ended March 31, 2023)

(Unaudited)

($ amounts in thousands)

	MEDIAN(C)	Swiss Medical Network(D)	Steward Health Care(E)	Policlinico di Monza(F)	HM Hospitales(G)	Total	MPT Pro Rata Share
Gross real estate	$ 1,907,702	$ 1,458,657	$ 1,677,587	$ 181,681	$ 366,974	$ 5,592,601	$ 3,069,683
Cash	28,964	10,753	10,990	13,893	3,611	68,211	36,076
Accumulated depreciation and amortization	(205,193)	(117,721)	(43,156)	(29,560)	(25,360)	(420,990)	(232,771)
Other assets	75,115	161,119	79,956	11,649	4,958	332,797	198,374
Total Assets	**$ 1,806,588**	**$ 1,512,808**	**$ 1,725,377**	**$ 177,663**	**$ 350,183**	**$ 5,572,619**	**$ 3,071,362**
Debt (third party)	$ 706,145	$ 676,199	$ 889,667	$ -	$ 139,687	$ 2,411,698	$ 1,334,105
Other liabilities	133,030	111,131	3,573	347	85,853	333,934	184,900
Mortgage loans	-	65,547	-	-	-	65,547	45,883
Equity and shareholder loans	967,413(A)	659,931	832,137	177,316	124,643	2,761,440	1,506,474
Total Liabilities and Equity	**$ 1,806,588**	**$ 1,512,808**	**$ 1,725,377**	**$ 177,663**	**$ 350,183**	**$ 5,572,619**	**$ 3,071,362**
MPT share of real estate joint venture	**50%**	**70%**	**50%**	**50%**	**45%**		
Total	**$ 483,707**	**$ 461,952**	**$ 416,068**	**$ 88,658**	**$ 56,089**		**$ 1,506,474**

	MEDIAN(C)	Swiss Medical Network(D)	Steward Health Care(E)	Policlinico di Monza(F)	HM Hospitales(G)	Total	MPT Pro Rata Share
Total revenues(B)	**$ 32,007**	**$ 16,681**	**$ 34,573**	**$ 4,710**	**$ 4,238**	**$ 92,209**	**$ 49,229**
Expenses:							
Property-related	$ 751	$ 390	$ 472	$ 1,021	$ 619	$ 3,253	$ 1,673
Interest	12,573	3,864	17,084	-	522	34,043	17,768
Real estate depreciation and amortization	11,149	8,308	10,307	1,031	2,030	32,825	17,973
General and administrative	538	243	89	23	11	904	500
Gain on sale of real estate	-	-	-	-	-	-	-
Income taxes	1,318	(931)	-	-	269	656	129
Total expenses	**$ 26,329**	**$ 11,874**	**$ 27,952**	**$ 2,075**	**$ 3,451**	**$ 71,681**	**$ 38,043**
Net Income	**$ 5,678**	**$ 4,807**	**$ 6,621**	**$ 2,635**	**$ 787**	**$ 20,528**	**$ 11,186**
MPT share of real estate joint venture	**50%**	**70%**	**50%**	**50%**	**45%**		
Earnings from equity interests	**$ 2,839**	**$ 3,365**	**$ 3,311**	**$ 1,317**	**$ 354**		**$ 11,186(H)**

(A) Includes approximately €295 million shareholder loan.
(B) Includes $4.6 million of straight-line rent revenue.
(C) MPT managed joint venture of 71-owned German facilities that are fully leased.
(D) Represents ownership in Infracore, which owns and leases all 17 Switzerland facilities.
(E) MPT managed joint venture of eight-owned Massachusetts hospital facilities that are fully leased pursuant to a master lease.
(F) Represents ownership in eight Italian facilities that are fully leased.
(G) Represents ownership in two Spanish facilities that are fully leased.
(H) Excludes our return on our Springstone equity investment and amortization of equity investment costs.

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FINANCIAL STATEMENTS

INVESTMENTS IN UNCONSOLIDATED OPERATING ENTITIES

(Amounts in thousands)

OPERATING ENTITY INVESTMENT FRAMEWORK

MPT's hospital expertise and comprehensive underwriting process allows for opportunistic investments in hospital operations.

- *Passive investments typically needed in order to acquire the larger real estate transactions.*
- *Cash payments go to previous owner and not to the tenant, with limited exceptions.*
- *Operators are vetted as part of our overall underwriting process.*
- *Potential for outsized returns and organic growth.*
- *Certain of these investments entitle us to customary minority rights and protections.*
- *No additional operating loss exposure beyond our investment.*
- *Proven track record of successful investments, including Ernest Health and Capella Healthcare.*

Operator	Investment as of March 31, 2023	Ownership Interest	Structure
Steward Health Care	$ 362,586	N/A	Loan, for which proceeds were paid to Steward's former private equity sponsor, is secured by the equity of Steward and provides for an initial 4% cash return plus 37% of the increase in the value of Steward over seven years.
International Joint Venture	230,153	49.0%	Includes our 49% equity ownership interest and a loan made for the purpose of investing in select international hospital operations. The loan carries a 7.5% interest rate and is secured by the remaining equity of the international joint venture and guaranteed by the other equity owner.
Priory	159,668	9.9%	In order to close the 2021 acquisition of 35 facilities, we made a 9.9% passive equity investment and a loan, proceeds of which were paid to the former owner. The loan carries a variable interest rate.
Swiss Medical Network	158,687	10.0%	Includes our passive equity ownership interest, along with a CHF 45 million loan as part of a syndicated loan facility.
Steward Health Care	125,862	9.9%	Includes our passive equity ownership interest. Proceeds from our investment were paid directly to Steward's former private equity sponsor and other shareholders.
Prospect Medical Holdings	112,701	N/A	Includes loan originated in connection with the overall $1.55 billion acquisition of 14 facilities, proceeds of which were paid to the prior owner. The loan carries an interest rate of 8% and matures in 2026. The loan is secured and cross-defaulted with real estate and guaranteed by Parent.
Aevis	77,618	4.6%	Includes our passive equity ownership interest in Aevis, a public healthcare investment company. Our original investment of CHF 47 million is marked-to-market quarterly.
PHP Holdings	49,895	N/A	As part of a capital restructuring of Prospect Medical, we made a $50 million convertible loan to PHP Holdings, the managed care business of Prospect. The loan carries an 8% interest rate and is convertible into equity of PHP Holdings.
Aspris	16,014	9.9%	Includes our passive equity ownership interest in Aspris, a spin-off of Priory's education and children's services line of business.
Springstone	10,933	20.9%	In order to close the 2021 acquisition of 18 behavioral facilities, we made an equity investment and a loan, proceeds of which were paid to the former owners of the Springstone operating entity. As a result of Lifepoint's acquisition of a majority interest in Springstone in February 2023, the loan and related interest (of approximately $205 million) was paid in full. We continue to hold our minority equity interest in Springstone.
Caremax	6,343	9.9%	Includes our passive equity ownership interest in Caremax, a public care delivery system. Our original investment is marked-to-market quarterly.
Total	$ 1,310,460		

INVESTMENTS IN UNCONSOLIDATED OPERATING ENTITIES AS A PERCENTAGE OF TOTAL ASSETS


7%
93%

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2023 19

APPENDIX—NON-GAAP RECONCILIATIONS ADJUSTED NET DEBT/ANNUALIZED EBITDAre (Unaudited) (Amounts in thousands) For the Three Months Ended March 31, 2023 ADJUSTED EBITDA re RECONCILIATION Net Income $ 33,030 Add Back: Interest 97,654 Income tax 3,543 Depreciation and amortization 88,760 Gain on sale of real estate (62) Real estate and other impairment charges 52,104 Adjustment to reflect MPT’s share of unlevered EBITDAre from unconsolidated real estate joint ventures(A) 7,538 1Q 2023 EBITDAre $ 282,567 Share-based compensation 11,829 Write-off of unbilled rent and other 39,626 Litigation and other 7,726 Non-cash fair value adjustments (4,121) Annualized 1Q 2023 Adjusted EBITDAre $ 337,627 $ 1,350,508 Adjustments for mid-quarter investment activity(B) (1,461) Adjustments for post-quarter end investment activity(B) (15,219) 1Q 2023 Transaction Adjusted EBITDAre $ 320,947 $ 1,283,788 ADJUSTED NET DEBT RECONCILIATION Total debt at March 31, 2023 $ 10,438,151 Less: Cash at March 31, 2023 (302,321) Less: Cash funded for building improvements in progress and construction in progress at March 31, 2023 (362,994) Adjusted Net Debt $ 9,772,836 Adjustments for investment activity (1,407,200) Transaction Adjusted Net Debt $ 8,365,636 Investors and analysts following the real estate industry utilize net debt (debt less cash) to EBITDAre as a measurement of leverage that shows how many years it would take for us to pay back our debt, assuming net debt and EBITDAre are held constant. In our calculation, we start with EBITDAre , as defined by Nareit, which is net income before interest expense, income tax expense, depreciation and amortization, losses/gains on disposition of depreciated property, impairment losses, and adjustments to reflect our share of EBITDAre from unconsolidated real estate joint ventures. We then adjust EBITDAre for non-cash share-based compensation, non-cash fair value adjustments and other items that would make comparison of our operating results with prior periods and other companies more meaningful, to derive Adjusted EBITDAre . We adjust net debt for cash funded for building improvements in progress and construction in progress for which we are not yet receiving rent to derive Adjusted Net Debt. We further adjust Adjusted Net Debt and Adjusted EBITDAre for the effects from investments and capital transactions that were either completed during the period or disclosed as firm commitments, assuming such transactions were consummated/fully funded as of the beginning of the period to derive Transaction Adjusted Net Debt and Transaction Adjusted EBITDAre . Although non-GAAP measures, we believe Adjusted Net Debt, Transaction Adjusted Net Debt, Adjusted EBITDAre , and Transaction Adjusted EBITDAre are useful to investors and analysts as they allow for a more current view of our credit quality and allow for the comparison of our credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period. (A) Includes only the unlevered portion of our share of EBITDAre from unconsolidated real estate joint ventures, as we have excluded any net debt from our unconsolidated real estate joint ventures in the Adjusted Net Debt line. We believe this adjustment is needed to appropriately reflect the relationship between EBITDA re and net debt. (B) Adjustments to reflect the expected sale of 11 facilities in Australia, the expected sale of three Connecticut hospitals currently leased to Prospect, the expected purchase of Steward’s Utah operations by CommonSpirit Health, and a full-quarter impact from our mid-quarter investments and loan payoffs. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2023 20

APPENDIX - NON-GAAP RECONCILIATIONS

TOTAL ADJUSTED GROSS ASSETS

(Unaudited)

(Amounts in thousands)

		March 31, 2023
Total Assets	$	**19,650,157**
Add: Accumulated depreciation and amortization		1,207,699
Total Gross Assets	$	**20,857,856**
Add: Incremental gross assets of our investments in unconsolidated real estate joint ventures(1)		1,732,112
Less: Gross book value of the transactions, net(2)		(1,811,801)
Net: Reclassification between operators(3)		-
Less: Decrease in cash from the transactions(4)		(302,321)
Total Adjusted Gross Assets(5)	$	**20,475,846**

(1) Reflects an addition to total assets to present our total share of each joint venture's gross assets. See below for details of the calculation. While we do not control any of our unconsolidated real estate joint venture arrangements and do not have direct legal claim to the underlying assets of the unconsolidated real estate joint ventures, we believe this adjustment allows investors to view certain concentration information on a basis comparable to the remainder of our real estate portfolio. This presentation is also consistent with how our management team reviews our portfolio (dollar amounts in thousands):

Real estate joint venture total gross real estate and other assets	$	5,993,609
Weighted-average equity ownership percentage		55%
	$	3,304,133
Investments in unconsolidated real estate joint ventures(A)		(1,572,021)
Incremental gross assets of our investments in unconsolidated real estate joint ventures	$	1,732,112

(A) Includes amount shown on the "Investments in unconsolidated real estate joint ventures" line on our consolidated balance sheets, along with a CHF 60 million mortgage loan and included in the "Mortgage loans" line on our consolidated balance sheets.

(2) Represents the gross book value of assets sold or written off due to the October 2022 commitment to sell three facilities leased to Prospect for approximately $457 million, the March 2023 commitment to sell 11 facilities currently leased to Healthscope, the March 2023 commitment to sell three facilities currently leased to Prime, and the February 2023 commitment to lease five facilities in Utah to CommonSpirit Health that are currently leased to Steward, partially offset by the addition of new gross assets from the committed transactions. See detail below (in thousands):

Gross book value of assets in transactions	$	(1,387,147)
Non-cash rent write-offs related to disposals		(424,654)
Gross book value of the transactions	$	(1,811,801)

(3) Reclass of $0.9 billion reclass of gross assets between Steward and CommonSpirit Health as part of the committed transaction described in Note (2).

(4) Represents cash expected from the proceeds generated by the transactions, along with cash on hand to reduce debt as detailed below (in thousands):

Expected cash proceeds generated by the transactions	$	1,407,200
Reduction of revolver balance and payoff of Australia term loan		(1,709,521)
Net decrease in cash from the transactions	$	(302,321)

(5) Total adjusted gross assets is total assets before accumulated depreciation/amortization (adjusted for our investments in unconsolidated real estate joint ventures), assumes material transaction commitments are completed, and assumes cash on hand at period-end and cash generated from or to be generated from transaction commitments or financing activities subsequent to period-end are either used in these transactions or used to reduce debt. We believe total adjusted gross assets is useful to investors as it provides a more current view of our portfolio and allows for a better understanding of our concentration levels as our commitments close.

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1000 Urban Center Drive, Suite 501 Birmingham, AL 35242 (205) 969-3755 NYSE: MPW www.medicalpropertiestrust.com Contact: Drew Babin, Senior Managing Director of Corporate Communications (646) 884-9809 or dbabin@medicalpropertiestrust.com or Tim Berryman, Managing Director of Investor Relations (205) 397-8589 or tberryman@medicalpropertiestrust.com